                                POWER OF ATTORNEY

Know all by these presents, that the undersigned, hereby constitutes and appoints each of Jared T. Finkelstein, Tara Young and Mark D. Wood, signing singly, such person's true and lawful attorney-in-fact to:

(1)  prepare,  execute in such person's name and on such  person's  behalf,  and submit to the United States Securities and Exchange  Commission (the "SEC"), any
documents necessary or appropriate to obtain codes,  passwords,  and passphrases enabling such person to make electronic filings with the SEC of reports required by Section  16(a) or Section  13(d) of the  Securities  Exchange Act of 1934, as
amended (the "Exchange Act"), or any rule or regulation of the SEC;

(2)  execute for and on behalf of such person,  with respect to holdings of, and transactions in, securities of Diamond Resorts International Inc. ("DRI"), Forms
3, 4 and 5, and any amendments  thereto, in accordance with Section 16(a) of the
Exchange Act and the rules thereunder;

(3)  execute for and on behalf of such person any  Schedules 13D or 13G, and any amendments  thereto,  relating to securities of DRI, in accordance  with Section
13(d) of the Exchange Act and the rules thereunder;

(4)  do and perform any and all acts for and on behalf of such person  which may be  necessary  or  desirable  to complete and execute any such Form 3, 4 or 5 or
Schedule 13D or 13G,  complete and execute any amendment or amendments  thereto, and file any such form with the SEC and any stock exchange or similar authority;
and

(5)  take  any  other  action  of any type  whatsoever  in  connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the  best  interest  of,  or  legally  required  by,  such  person,  it being understood  that the documents  executed by such  attorney-in-fact  on behalf of such person  pursuant to this Power of Attorney  shall be in such form and shall contain such terms and conditions as such  attorney-in-fact  may approve in such attorney-in-fact's discretion.

     The  undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of such person, is not assuming any of such person's responsibilities to comply with Section 16(a)
or Section 13(d) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G with respect to the holdings of, and transactions in, DRI securities by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of July, 2013.

                                        DRP FRIENDS HOLDING, LLC

                                        By:  /s/ Howard S. Lanznar
                                        ---------------------------------------
                                        Name:  Howard S. Lanznar
                                        Title: Manager